Exhibit 10.2

WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT AND
PLEDGE AND SECURITY AGREEMENT

This Waiver and First Amendment to Credit Agreement and Pledge and Security Agreement (this “Amendment”) is entered into as of the 27th day of January, 2011 (the “Amendment Effective Date”), by and among SILVERTHORNE ENERGY PARTNERS LP, a Delaware limited partnership (“Parent”), SILVERTHORNE OPERATING LLC, a Delaware limited liability company (“Silverthorne”), each subsidiary of Silverthorne listed as a “Borrower” on the signature pages hereto (together with Silverthorne, each a “Borrower”, and collectively, the “Borrowers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent for the Lenders (defined below), and the Lenders party hereto.

RECITALS

WHEREAS, the Credit Parties, the Agent, and the financial institutions party thereto (the “Lenders”) have executed that certain Credit Agreement dated as of October 14, 2010 (the “Credit Agreement”), and the Credit Parties and the Agent have executed that certain Pledge and Security Agreement dated as of October 14, 2010 (the “Security Agreement”); unless otherwise defined herein, all capitalized terms not defined herein have the meaning given such terms in the Credit Agreement;

WHEREAS, the Credit Parties have informed the Agent they will not be able to satisfy (a) the requirement of Section 4.3 of the Credit Agreement that the Credit Parties deliver to Agent vesting deeds or legal descriptions of any of the Credit Parties’ leased properties sufficient in the applicable jurisdictions to enable the Agent to complete and file valid fixture filings with respect to any improvements of any Credit Party on such properties such that the Agent will have a valid perfected first priority Lien on such improvements; and (b) the requirement of Section 4.3 of the Credit Agreement that the Credit Parties deliver to the Agent Control Agreements executed by the applicable Credit Parties, the Agent, and applicable financial institutions with respect to all the deposit accounts set forth on Schedule 5.26 to the Credit Agreement.  The requirements described in the foregoing clauses (a) and (b) are referred to herein as the “Specified Post-Closing Requirements”;

WHEREAS, the Credit Parties have requested the Lenders agree to (a) waive the Specified Post-Closing Requirements, and (b) amend the Credit Agreement and Security Agreement as set forth herein; and

WHEREAS, the Required Lenders are willing to waive the Specified Post-Closing Requirements and amend the Credit Agreement and Security Agreement as set forth herein, subject to the terms and conditions contained herein.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1.               Waiver of Specified Post-Closing Requirements.

1.1.          Waiver.  Subject to and upon the terms and conditions set forth herein, and in reliance on the representations and warranties contained herein, the Agent and the Required Lenders hereby waive the Specified Post-Closing Requirements and agree that the Credit Parties’ inability to satisfy the Specified Post-Closing Requirements will not constitute a Default or an Event of Default under the Credit Agreement, provided the aggregate amount of cash on deposit in the Deposit Accounts set forth on Schedule 5.26 of the Credit Agreement for which no Control Agreement has been delivered does not, at any time, exceed $75,000.

1.2.          Limitation on Waiver.  The waiver herein contained is limited solely to the Specified Post-Closing Requirements.  Nothing contained herein will be deemed a waiver of or consent to any other action or inaction of any of the Credit Parties that constitutes a violation of any provision of the Credit Agreement or any other Loan Document.  Neither the Lenders nor the Agent is obligated to grant any future waivers, consents or amendments with respect to the Credit Agreement or any other Loan Document.

Section 2.               Amendments to Credit Agreement.  In reliance upon the representations, warranties, covenants and conditions contained in this Amendment, the Credit Agreement is hereby amended as of the Amendment Effective Date in the manner provided in this Section 2.

2.1.          Additional Definition.  Section 1.1 of the Credit Agreement is amended to add thereto in alphabetical order the following definitions, which read in full as follows:

“Excluded Real Property Asset” means (a) prior to the Equity Raise, any Real Property Asset with a book value of less than $50,000; provided that the aggregate value of all Excluded Real Property Assets shall not, at any time, exceed 2.5% of the Partners’ Capital and (b) after the Equity Raise, any Real Property Asset with a book value of less than $150,000; provided that the aggregate value of all Excluded Real Property Assets shall not, at any time, exceed 5.0% of Partner’s Capital.

“Partners’ Capital” means, as of the date of determination, the aggregate value of the capital accounts of the partners of Parent as shown on Parent’s consolidated balance sheet contained in the most recent financial statements delivered pursuant to Section 6.3 of the Credit Agreement.

2.2.          Amendment of Section 6.10(c).  Section 6.10(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) each such Subsidiary (other than an Excluded Foreign Subsidiary) to grant to the Agent, for the ratable benefit of the Lender Parties, a security interest (subject only to (i) Liens permitted under Section 7.2(e) as to Receivables, Inventory and Permitted Investment Securities, and (ii) Liens permitted under Section 7.2 as to all other Collateral existing as of the date of acquisition by any Credit Party or any other Subsidiary thereof of such newly acquired Subsidiary, if applicable), including all accounts, inventory, equipment, fixtures, chattel paper, documents, instruments, general intangibles and other tangible and intangible personal Property and all real Property owned at any time by such Subsidiary and all products and proceeds thereof (subject to similar exceptions as set forth in the Security Documents); provided that (1) if the Leverage Ratio is less than or equal to 3.50 to 1.00 at the time of the creation or acquisition of such Subsidiary (after giving pro forma effect to such creation or acquisition), no fixture filings with respect to any Property constituting a fixture on any Leasehold Property of such Subsidiary will be required, (2) if the Leverage Ratio is greater than 3.50 to 1.00 at the time of the creation or acquisition of such Subsidiary (after giving pro forma effect to such creation or acquisition), (A) such Subsidiary shall execute and deliver to the Agent for filing valid fixture filings with respect to any Property constituting a fixture on any Leasehold Property of such Subsidiary, or (B) the Agent shall be entitled to create a reserve against Eligible Accounts equal to 115% of the estimated book value of such Subsidiary’s fixtures, and (3) the Agent’s Lien will not be required to be noted on the certificate of title of any motor vehicle with a value of less than $7,500, provided that the total aggregate book value of all such motor vehicles of the Credit Parties does not exceed 2.5% of the Partners’ Capital at any time; and

2.3.          Amendment of Section 6.10.  The final clause of Section 6.10 is amended and restated in its entirety as follows:

provided, however, that (i) any such Subsidiary that is an Excluded Foreign Subsidiary shall not be required to become a Guarantor or grant any Liens hereunder; (ii) until such Subsidiary becomes a Guarantor or a Borrower pursuant to the terms of this Agreement it shall not become a Credit Party and (iii) deliveries, if any, required by clauses (c) and (d) of this Section 6.10 shall be due within 45 days of such creation or acquisition (other than (A) the execution and delivery of any other Joinder Agreements, guaranties, security agreements, pledge agreements reasonably required by the Agent, (B) the filing of appropriately completed UCC financing statements relating to all personal property of such Subsidiary, and the (C) the delivery to the Agent of lien search reports and certificates evidencing the Equity Interests of any such Subsidiary, each of which to occur contemporaneously with the acquisition or creation of such Subsidiary).

2.4.          Amendment of Section 6.19(b).  the first paragraph of Section 6.19(b) is hereby amended and restated in its entirety as follows:

(b)           From and after the Closing Date, in the event that (i) any Credit Party acquires any fee interest in any Real Property Asset other than an Excluded Real Property Asset, or (ii) at the time any Person becomes a Subsidiary (other than a Subsidiary that is not required to become a Borrower or Guarantor), such Person owns or holds any fee interest in any Real Property Asset other than an Excluded Real Property Asset (any such Real Property Asset being an “Additional Mortgaged Property”), such Credit Party shall deliver to the Agent, within forty-five (45) days after such Person acquires such Additional Mortgaged Property, the following:

2.5.          Addition of Section 6.19(c).  The following paragraph is hereby appended to the end of Section 6.19 as clause (c) thereof:

(c)           If at any time the book value of any Real Property Asset that at the time of its acquisition qualified as an Excluded Real Property Asset is subsequently written up as required by GAAP such that it exceeds the applicable value threshold to remain an Excluded Real Property Asset, such Real Property Asset shall cease to be an Excluded Real Property Asset and the applicable Credit Party shall comply with the requirements of Section 6.19(b) with respect to such Real Property Asset.

2.6.          Amendment of Section 7.19.  Section 7.19 of the Credit Agreement is hereby amended and restated in its entirety as follows:

7.19         Deposit Accounts.  (a) Establish any additional deposit accounts for any purpose which are not listed on Schedule 5.26 (as updated from time to time pursuant to the terms hereof) unless such additional deposit accounts are (i) Controlled Accounts or (ii) other accounts established in the ordinary course of business; or (b) allow the aggregate balance of one or more accounts hereafter established pursuant to clause (ii) of this Section 7.19 and not subject to a Control Agreement prior to the Equity Raise to exceed, at any time, 1.0% of Partner’s Capital and after the Equity Raise to exceed, at any time, 2.0% of Partner’s Capital.

2.7.          Amendments to Exhibit D.  Exhibit D to the Credit Agreement is amended and restated in its entirety by Exhibit D attached hereto.

Section 3.               Amendments to Security Agreement.  In reliance upon the representations, warranties, covenants and conditions contained in this Amendment, the Security Agreement is hereby amended as of the Amendment Effective Date in the manner provided in this Section 3.

3.1.          Amendment of Section 4.3.2.  Section 4.3.2 of the Security Agreement is hereby amended and restated in its entirety as follows:

4.3.2        Titled Vehicles.  Within 45 days following the acquisition of any such Collateral, each Grantor will give the Agent notice of its acquisition of any motor vehicles or other Property covered by a certificate of title, deliver to the Agent the original of any such certificate of title and provide and/or file all other documents or instruments necessary to have the Lien of the Agent noted on any such certificate of title or with the appropriate state office.  Notwithstanding the foregoing, no Grantor will be required to cause the Agent’s Lien to be noted on the certificate of title of any motor vehicle with a book value of less than $7,500, provided that the total aggregate book value of all such motor vehicles of the Grantors does not exceed 2.5% of the Partners’ Capital at any time.  The Agent may, in its discretion and at the Grantors’ sole cost and expense, utilize a third party service provider to administer the certificates of title delivered to the Agent and to coordinate the notation of the Agent’s Lien thereon.

3.2.          Amendment of Section 4.7.  Section 4.7 of the Security Agreement is hereby amended and restated in its entirety as follows:

4.7.          Control Agreements.  Each Grantor will provide to the Agent (i) a Commodity Account Control Agreement duly executed on behalf of each commodities intermediary holding a Commodity Account of such Grantor as set forth in the Security Agreement, (ii) a Securities Account Control Agreement duly executed on behalf of each securities intermediary holding a Securities Account of such Grantor as set forth in the

Security Agreement and (iii) a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a Deposit Account of such Grantor (other than with respect to Deposit Accounts excluded from such requirement pursuant to Section 7.19 of the Credit Agreement).

Section 4.               Conditions Precedent to Amendment.  This Amendment will be effective as of the Amendment Effective Date, on the condition that the following conditions precedent will have been satisfied:

4.1.          Amendment.  The Agent will have received counterparts of this Amendment executed on behalf of the Credit Parties, the Agent, and the Required Lenders.

4.2.          No Default.  After giving effect to this Amendment, no Default or Event of Default will have occurred that is continuing.

4.3.          Representation and Warranties.  The representations and warranties set forth in Section 5 will be true and correct in all material respects on and as of the Amendment Effective Date (except for representations and warranties that expressly relate to an earlier date).

Section 5.               Representations, Warranties, and Covenants of the Credit Parties.  To induce Lenders and the Agent to enter into this Amendment, each of the Credit Parties hereby represents, warrants, and covenants to the Lenders and the Agent as follows:

5.1.          Due Authorization; No Conflict.  The execution, delivery and performance by the Credit Parties of this Amendment are within each Credit Party’s limited liability company or partnership powers (as applicable), have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with, or constitute a default under any Legal Requirement, the Organizational Documents of any Credit Party, or any material contract binding upon any of the Credit Parties, or result in the creation or imposition of any Lien upon any of the assets of any of the Credit Parties.

5.2.          Validity and Enforceability.  This Amendment constitutes the valid and binding obligation of each of the Credit Parties enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, and general equitable principles including remedies of specific performance and injunction.

5.3.          No Defenses.  None of the Credit Parties has any defenses to payment, counterclaims, or right of set-off with respect to any Obligations existing as of the Amendment Effective Date.

Section 6.               Miscellaneous.

6.1.          Reaffirmation of Loan Documents.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents will, except as amended and modified hereby, remain in full force and effect.  The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified and affirmed.  This Amendment constitutes a Loan Document.

6.2.          Parties in Interest.  All of the terms and provisions of this Amendment will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3.          Expenses.  As provided in Section 10.9 of the Credit Agreement, the Borrowers hereby agree to pay on demand all legal and other fees, costs and expenses incurred by the Agent in connection with the negotiation, preparation, and execution of this Amendment and all related documents.

6.4.          Counterparts.  This Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until the Credit Parties and Lenders have executed a counterpart.  Facsimiles or other electronic transmission (e.g., pdf) will be effective as originals.

6.5.          Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PATIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

6.6.          Headings.  The headings, captions, and arrangements used in this Amendment are, unless specified otherwise, for convenience only and will not be deemed to limit, amplify, or modify the terms of this Amendment, nor affect the meaning thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date first written above.

BORROWERS:	SILVERTHORNE OPERATING LLC, a Delaware limited liability company

	By:	/s/ Craig Jones
	Name:	Craig Jones
	Title:	Chief Financial Officer

NGL SUPPLY, LLC, a Delaware limited liability company

	By:	/s/ Craig Jones
	Name:	Craig Jones
	Title:	Chief Financial Officer

HICKSGAS, LLC, a Delaware limited liability company

	By:	/s/ Craig Jones
	Name:	Craig Jones
	Title:	Chief Financial Officer

NGL SUPPLY RETAIL, LLC, a Delaware limited liability company

	By:	/s/ Craig Jones
	Name:	Craig Jones
	Title:	Chief Financial Officer

NGL SUPPLY WHOLESALE, LLC, a Delaware limited liability company

	By:	/s/ Craig Jones
	Name:	Craig Jones
	Title:	Chief Financial Officer

[Signature Page to Waiver and First Amendment]

NGL SUPPLY TERMINAL COMPANY, LLC, a Delaware limited liability company

	By:	/s/ Craig Jones
	Name:	Craig Jones
	Title:	Chief Financial Officer

PARENT/GUARANTOR:	SILVERTHORNE ENERGY PARTNERS LP, a Delaware limited partnership

	By:	/s/ Craig Jones
	Name:	Craig Jones
	Title:	Chief Financial Officer

[Signature Page to Waiver and First Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As a Lender, as Agent, as Swingline Lender, and as an Issuing Bank

By:	/s/ David C. Brooks
Name:	David C. Brooks
Title:	Director

[Signature Page to Waiver and First Amendment]

BNP PARIBAS,
as a Lender and as an Issuing Bank

By:	/s/ Richard J. Wernli
Name:	Richard J. Wernli
Title:	Director

By:	/s/ Keith Cox
Name:	Keith Cox
Title:	Managing Director

[Signature Page to Waiver and First Amendment]

HARRIS N.A.,
as a Lender and as an Issuing Bank

By:	/s/ Anthony Kwilosz
Name:	Anthony Kwilosz
Title:	Vice President

[Signature Page to Waiver and First Amendment]

BANK OF OKLAHOMA, N.A.,
as a Lender

By:	/s/ Jason B. Webb
Name:	Jason B. Webb
Title:	Vice President

[Signature Page to Waiver and First Amendment]

CAPITAL ONE, N.A.,
as a Lender

By:	/s/ Gina Monette
Name:	Gina Monette
Title:	Vice President

[Signature Page to Waiver and First Amendment]

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

[Signature Page to Waiver and First Amendment]

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

[Letterhead of Company]

                          , 20

Wells Fargo Bank, National Association, as Agent
1445 Ross Ave. - Suite 4500
MAC T5303-452
Dallas, TX 75202
Attention: David C. Brooks
Telecopy No.: (214) 721-8215

Ladies and Gentlemen:

I hereby certify to you as follows:

(a)           I am the duly elected [Title] of SILVERTHORNE OPERATING LLC, a Delaware limited liability company (the “Company”) acting as Borrowers’ Agent.  All capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement dated as of October 14, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain subsidiaries of Company (together with Company, each a “Borrower” and collectively, the “Borrowers”), the Guarantors from time to time party thereto, each of the financial institutions which may from time to time become a party thereto (individually, a “Lender” and collectively, the “Lenders”), and Wells Fargo Bank, National Association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the “Agent”).

(b)           I have reviewed the terms of the Credit Agreement, and have made, or have caused to be made under my supervision, a detailed review of the transactions and the condition of the Credit Parties during the immediately preceding [applicable time period].

(c)           Except as disclosed on Annex A attached hereto, the review described in paragraph (b) above did not disclose the existence during or at the end of such period, and I have no knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default or an Event of Default.

(d)           Provided in Annex B to this Certificate are the financial statements and information required to be furnished to the Agent pursuant to Section 6.3 of the Credit Agreement.  Such financial statements fairly present in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis and in accordance with GAAP consistently applied.

(e)           Provided in Annex C to this Certificate are the financial data and computations evidencing compliance with Section 7.12(a) (Leverage Ratio), all of which data and computations are true, correct and complete.

(f)            Provided in Annex D to this Certificate are the financial data and computations evidencing compliance with Section 7.12 (b) (Interest Coverage Ratio), all of which data and computations are true, correct and complete.

(g)           The Partners’ Capital as of the date of this Certificate is $                              .

I further certify that, based on the review described in paragraph (b) above, no Credit Party has at any time during or at the end of such period, except as (i) specifically described in paragraph (l) below or (ii) permitted by the Credit Agreement, done any of the following:

(h)           Changed its respective address, name, identity, type of organization, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), jurisdiction of organization, location of its chief executive office or principal place of business or the place it keeps its material books and records, or established any trade names;

(i)            Permitted any of its Subsidiaries to issue any equity or securities or otherwise change its capital structure;

(j)            Failed to notify the Agent in accordance with Section 6.11 of the Credit Agreement after any Responsible Officer of the Credit Party or any of its Subsidiaries have become aware of, obtained knowledge of, or received notification of:

(i)            the institution of any lawsuit, administrative proceeding or investigation affecting any Credit Party or any of their Subsidiaries or any Contributor (other than the litigation described in Schedule 5.5 of the Credit Agreement), including without limitation any examination or audit by the IRS which individually or in the aggregate have, or could reasonably be expected to have, a Material Adverse Effect;

(ii)           any development or change in the business or affairs of any Credit Party or any of their Subsidiaries which has had or which is likely to have a Material Adverse Effect;

(iii)          the occurrence of a default or event of default by any Credit Party or any of their Subsidiaries under any agreement or series of related agreements to which it is a party, which default or event of default could reasonably be expected to have a Material Adverse Effect;

(iv)          any violation by, or investigation of any Credit Party or any of their Subsidiaries in connection with any actual or alleged violation of any Legal Requirement imposed by the Environmental Protection Agency, the Occupational Safety Hazard Administration or any other Governmental Authority which has or is likely to have a Material Adverse Effect;

(v)                                 any significant change in the accuracy of any representations and warranties of any Loan Document;

(vi)                              any default or breach of any party under the Contribution Agreement;

(k)                                  To the knowledge of any Responsible Officer, incurred any material loss or destruction of, or substantial damage to, any portion or component of the Collateral with Fair Market Value in excess of $500,000 and no other matters occurred that materially affected the value, enforceability or collectability of any of the Collateral with Fair Market Value in excess of $500,000, unless a notice of such loss, destruction or damage has previously been provided to the Agent;

(l)                                     Acquired any Additional Mortgaged Property, unless a notice of such acquisition has previously been provided to the Agent;

(m)                               [List exceptions, if any, to paragraphs (e) through (k) above.]

The foregoing certifications are made and delivered this          day of                       , 20    .

Very truly yours,

SILVERTHORNE OPERATING LLC

By:
Name:
Title:

Annex A

Disclosure of Known Defaults and Events of Default

[If none, insert “NONE”.]

Annex B

Financial Statements and Information

Annex C

Leverage Ratio Data and Computations

Annex D

Interest Coverage Ratio Data and Computations